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                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS




The Board of Trustees and Shareholders
Keystone Mid-Cap Growth Fund (S-3)





         We consent to the use of our report dated September 29, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                                                  KPMH Peat Marwick LLP





Boston, Massachusetts
November 27, 1995